UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2007
CINTEL CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-100046 (Commission File Number)	52-2360156 (I.R.S. Employer Identification Number)

9900 Corporate Campus Drive, Suite 3,000, Louisville, KY 40223
(Address of principal executive offices) (zip code)

(502) 657-6077
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 15, 2007, Cintel Corp. (the “Company”) entered into a PIPE transaction with Woori Private Equity Fund (“Woori”) for the sale of convertible debenture in an aggregate principal amount of Korean Won 60,000,000,000 (approximately USD$63,000,000) (the “Debenture”). The Debenture will mature on April 12, 2012 and is convertible into shares of common stock of the Company, at the option of the holder at a rate of $0.70 per share. The coupon rate of the Bond shall be at the compounded interest rate of 2.3% per annum; provided however, if the Bond is not converted during the period commencing on the issuance date through one month prior to the maturity date, the Company shall guarantee a compounded interest rate of 8% per annum.

The Company has undertaken to apply for listing of its common stock on any of the NASDAQ, London Stock Exchange, Hong Kong Stock Exchange and Singapore Exchange Securities Trading Limited and use its best efforts to obtain such listing by October 31, 2009. In the event that the Company does not secure such listing by October 31, 2009 for any reason not solely attributable to Woori, Woori shall be entitled to exercise its put option to redeem the Debenture at the face value and shall also be entitled to receive from the Company the payment of interest on the outstanding principal balance of the Debenture calculated at the compounded rate of ten per cent per annum. In case the Company completes the listing process prior to the end of October of 2009, Woori shall be entitled, on or after the fourth anniversary of the issuance of the Debenture, to exercise its put option to redeem the Debenture at the face value thereof and shall also be entitled to receive from the Company the payment of interest on the outstanding principal amount of the Debenture calculated at the compounded rate of eight per cent per annum. In case of the occurrence of any event of default by the Company, Woori shall be entitled to exercise its put option to redeem the Debenture at the face value thereof if such event of default is not cured within sixty days of notice, in which case Woori shall also be entitled to receive from the Company the payment of default interest on the outstanding principal balance of the Debenture calculated at the compounded rate of nineteen per cent per annum.

Pursuant to the terms of the Debenture, any of the following events shall be deemed to be an event of default: (a) the Company’s failure to pay principal, premium, interest or any other amount owed by the Company to the holder of the Debenture (the “Holder”) when due and payable; (b) the breach of the Company’s obligations pursuant to the Convertible Bonds Subscription Agreement which default is incapable of remedy or, if it is capable of remedy, that is not remedied within thirty days of such default; (c) any representation or warranty given by the Company is no longer correct in material respect on the date on which it was made or repeated and this situation continues for a period of thirty days; (d) Woori shall not have a valid security interest in connection with the Debenture; (e) the Company or any of its subsidiaries shall default on any present or future indebtedness or any such indebtedness is not paid when due or the Company or any of its subsidiaries fails to pay when due (or within any applicable grace period originally provided for) any amounts payable by it under any present or future guarantee or indemnity in respect of indebtedness for borrowed money; (f) a distress, execution or other legal process is levied, enforced or sued upon or against any material part of the property, assets or revenues of the Company or any of its subsidiaries and is not discharged or stayed within ninety days of having been so levied, enforced or sued out unless enforcement or suit is being contested in good faith and by appropriate proceedings; (g) the Company or any of its subsidiaries is declared by a court of competent jurisdiction to be insolvent, bankrupt or unable to pay its debts, or stops, suspends or threatens to stop or suspend payment of all or a material part of its debts as they mature or applies for or consents to or suffers the appointment of an administrator, liquidator or receiver or other similar person in respect of the Company or any of its subsidiaries or over the whole or any material part of the undertaking, property, assets or revenues of the Company or any of its subsidiaries pursuant to any insolvency law and such appointment is not discharged within thirty days; (h) an order of a court of competent jurisdiction is made or an effective resolution passed for the winding-up or dissolution of the Company or any of its subsidiaries ceases to carry on all or any material part of its business or operations except, in any such case, for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation on terms approved by the Holder; (i) any governmental authority or agency compulsorily purchases or expropriates all or any material part of the assets of the Company or any of its subsidiaries without fair compensation; (j) the Company is in breach of any law or regulation in any jurisdiction in material respects to which it and/or any of its properties are subject; or (k) an encumbrancer takes possession or a receiver, manager or other similar person is appointed over, or an attachment order is issued in respect of the whole or any material part of the undertaking, property, assets or revenues of the Company or any of its subsidiaries and in any such case such possession, appointment or attachment is not stayed or terminated or the debt on account of which such possession was taken or appointment or attachment was made is not discharged or satisfied within thirty (30) days of such possession, appointment or the issue of such order.

The Company has agreed to pledge as security all convertible bonds to be issued by any entity and subscribed by the Company using the proceeds from the Debenture in favor of the Company and all the shares of any such entity to be acquired by the Company.

The closing of the issuance and subscription of the Bonds is subject to the fulfillment or waiver of the following conditions: (a) issuance and subscription of the Debenture shall not violate any requirements of law applicable to the Company or Woori; (b) the Company and Woori shall have completed or obtained all requisite governmental or internal approvals, consents and filing or reports; and (c) affiliates of Bokwang Group shall have subscribed to the convertible bonds issued by the Company. The closing is currently scheduled to be held on April 12, 2007.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.

Exhibit Number	Description
10.1	Convertible Bonds Subscription Agreement entered into as of March 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             CINTEL CORP.

Dated: March 21, 2007	By: /s/ Sang Don Kim
Sang Don Kim
Chief Executive Officer